Exhibit 10.11

SOLAREDGE TECHNOLOGIES, INC.

2015 GLOBAL INCENTIVE PLAN

NOTICE OF GRANT OF AWARD OF RESTRICTED STOCK UNITS
TO NON-EMPLOYEE DIRECTORS
(UNITED STATES AWARD AGREEMENT)

Notice of Grant

SolarEdge Technologies, Inc. (the “Company”) hereby grants to the Participant named below the number of restricted stock units specified below (the “Award”).  Each restricted stock unit represents the right to receive one share of the Company’s common stock, par value $0.0001 (the “Common Stock”), upon the terms and subject to the conditions set forth in this Grant Notice, the SolarEdge Technologies, Inc. 2015 Global Incentive Plan (the “Plan”), any Appendix to the Plan applicable to you (the “Appendix”) and the Restricted Stock Unit Award Agreement (the “Award Agreement”) promulgated under such Plan, each as amended from time to time. Any applicable Appendix shall be treated as part of the Plan for purposes of this Award, and any references to the Plan in this Grant Notice or the Award Agreement shall include the Appendix. This Award is granted pursuant to the Plan and is subject to and qualified in its entirety by the Award Agreement:

Participant Name:

Grant Date:

Number of Restricted Stock Units:

Vesting Schedule:  [Modify vesting schedule as appropriate.  Standard initial equity award and annual equity award schedules have been provided.]

[Initial Equity Award:

•
[_______] of the Restricted Stock Units (which is 33% of the total Restricted Stock Units) will vest on each anniversary of the Grant Date, subject in each case to Continuous Service through each such date.]

[Annual Equity Award:

•
[_______] of the Restricted Stock Units (which is 100% of the total Restricted Stock Units) will vest on the earlier of: (i) the first anniversary of the Grant Date or (ii) the next Annual Meeting of Stockholders of the Company occurring after the Grant Date, subject to Continuous Service through the applicable vesting date.]

If Participant ceases Continuous Service for any or no reason before Participant vests in any portion of the Restricted Stock Units, the unvested portion of the Restricted Stock Units and Participant’s right to acquire any shares of Common Stock pursuant to the unvested portion of the Restricted Stock Units will immediately terminate.  Upon the occurrence of a Change in Control (as defined in the Plan) that occurs prior to the termination of Participant’s Continuous Service, the Restricted Stock Units shall immediately vest in full.

Notwithstanding anything herein to the contrary, the vesting of the Restricted Stock Units shall be subject to any vesting acceleration provisions applicable to the Restricted Stock Units contained in the Plan and/or any service agreement, offer letter, severance agreement, or any other agreement between Participant and the Company or any Affiliate or Subsidiary (such agreement, a “Separate Agreement”).

Agreements

By your signature and the Company’s signature below, you and the Company agree that this Award is granted under and governed by the terms of the Plan and the Award Agreement which are attached hereto and incorporated herein by this reference.  Capitalized terms used but not defined herein shall have the meanings given to them in the Plan or the Award Agreement, as the case may be.

You further acknowledge that your rights to any Restricted Stock Units will be earned only as you provide Continuous Service to the Company over time, that the grant of this Award is not consideration for service you rendered to the Company prior to the Grant Date, and that nothing herein or the attached documents confers upon you any right to continue your service relationship with the Company or any Affiliate or Subsidiary for any period of time, nor does it interfere in any way with your right or the Company’s (or any Affiliate’s or Subsidiary’s) right to terminate that relationship at any time, for any reason or no reason, with or without Cause, and with or without advance notice, except as may be required by the terms of a Separate Agreement or in compliance with governing public law.

“COMPANY” SolarEdge Technologies, Inc. [Name] [Title]	“PARTICIPANT” Name Signature Address Address

SOLAREDGE TECHNOLOGIES, INC.
2015 GLOBAL INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
FOR
NON-EMPLOYEE DIRECTORS
(UNITED STATES AWARD AGREEMENT)

This Award Agreement is made and entered into by and between SolarEdge Technologies, Inc., a Delaware corporation (“Company”), and the Participant identified in the Notice of Grant of Award of Restricted Stock Units (“Grant Notice”) which is attached hereto (“Participant”).

1.           Grant of Restricted Stock Units.  The Company hereby grants to the Participant named in the Grant Notice an award of Restricted Stock Units, subject to all of the terms and conditions in this Award Agreement and the Plan, which are incorporated herein by reference.  Restricted Stock Units issued pursuant to a Grant Notice and this Award Agreement are referred to in this Agreement as “Restricted Stock Units” or “RSUs.”

2.           Company’s Obligation to Pay.  Each Restricted Stock Unit represents the right to receive payment on the date it vests in the form of one share of the Company’s Common Stock (each, a “Share” and collectively, the “Shares”).  Participant will have no right to payment of any Shares on any Restricted Stock Units unless and until the Restricted Stock Units have vested in the manner set forth in the Grant Notice and this Award Agreement.  Prior to actual payment of a Share on any vested Restricted Stock Unit, such Restricted Stock Unit will represent an unsecured obligation of the Company, for which there is no trust and no obligation other than to issue Shares as contemplated by this Award Agreement and the Plan.

3.           Vesting of Award.  The Award shall not be vested as of the Grant Date set forth in the Grant Notice and shall be forfeitable unless and until otherwise vested pursuant to the terms of the Grant Notice and this Award Agreement.  After the Grant Date, subject to termination or acceleration as provided in this Award Agreement or any Separate Agreement, the Award shall become vested as described in the Grant Notice with respect to that number of Restricted Stock Units as set forth in the Grant Notice.  Restricted Stock Units that have vested and are no longer subject to forfeiture are referred to herein as “Vested RSUs.”  Restricted Stock Units awarded hereunder that are not vested and remain subject to forfeiture are referred to herein as “Unvested RSUs.”  Notwithstanding anything contained in this Award Agreement to the contrary, upon a Participant’s termination of Continuous Service, any then Unvested RSUs held by the Participant shall be forfeited and canceled as of the date of such termination.

4.           Change in Control.  Upon the occurrence of a Change in Control, the Restricted Stock Units shall immediately vest in full and Section 10(c) of the Plan (and the terms of any Separate Agreement, as applicable) shall apply.

5.           Restrictions on Resales.  The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares of Common Stock issued pursuant to Vested RSUs, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and other holders and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

6.           Rights as a Stockholder.  Participant shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any RSUs unless and until shares of Common Stock settled for such RSUs shall have been issued by the Company to Participant (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

7.           Withholding Taxes.  To the extent required by applicable federal, state, local or foreign law, the Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of the grant or vesting of the RSUs.  The Company shall not be required to issue shares or to recognize the disposition of such shares until such obligations are satisfied.

8.           Non-Transferability of Award.  The Participant understands, acknowledges and agrees that, except as otherwise provided in the Plan or as permitted by the Board, the Award may not be sold, assigned, transferred, pledged or otherwise directly or indirectly encumbered or disposed of other than by will or the laws of descent and distribution.

9.           Other Agreements Superseded.  The Grant Notice, this Award Agreement, the Plan and any Separate Agreement constitute the entire understanding between the Participant and the Company regarding the Award.  Any prior agreements, commitments or negotiations concerning the Award are superseded.

10.         Limitation of Interest in Shares Subject to Restricted Stock Units.  Neither the Participant (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Participant shall have any right, title, interest, or privilege in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to the Grant Notice or this Award Agreement except as to such shares of Common Stock, if any, as shall have been issued to such person in connection with the Award.  Nothing in the Plan, the Grant Notice, this Award Agreement or any other instrument executed pursuant to the Plan shall confer upon the Participant any right to continue in the Company’s service nor limit in any way the Company’s (or any Affiliate’s or Subsidiary’s) right to terminate the Participant’s service at any time for any reason or no reason, with or without Cause, and with or without advance notice.

11.         No Liability of Company.  The Company and any Affiliate or Subsidiary which is in existence or hereafter comes into existence shall not be liable to the Participant or any other person as to: (a) the non-issuance or sale of shares of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder; and (b) any tax consequence expected, but not realized, by the Participant or other person due to the receipt or settlement of any Restricted Stock Units granted hereunder.

12.           General.

(a)  Governing Plan Document.  The Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of the Award, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan.

(b)  Governing Law.  This Award Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflicts of law.

(c)  Electronic Delivery.  By executing the Grant Notice, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and its Affiliates, the Plan, the Award and the Common Stock via Company web site or other electronic delivery.

(d)  Notices.  Any notice required or permitted to be delivered under this Award Agreement shall be in writing (which shall include electronic transmission) and shall be deemed received (i) the business day following electronic verification of receipt if sent electronically, (ii) upon personal delivery to the party to whom the notice is directed, or (iii) the business day following deposit with a reputable overnight courier (or the second business day following deposit in the case of an international delivery).  Notice shall be addressed to the Company at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.  The recipient may acknowledge actual receipt at a time earlier than the deemed receipt set forth herein or by a means other than that set forth herein.

(e)  Successors/Assigns.  This Award Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

(f)  Severability.  If one or more provisions of this Award Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Award Agreement, and the balance of the Award Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.  The parties agree to replace such illegal, void, invalid or unenforceable provision of this Award Agreement with a legal, valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such illegal, void, invalid or unenforceable provision.